LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is dated as of March 1, 1999, between ValorInvest Ltd., an Irish Corporation ("Lender") and Marine Shuttle Operations, Inc., a Nevada corporation ("Borrower").

The parties agree as follows:

1. Loan. Lend will provide the Borrower with a loan in the amount of up to US$6,000,000 (the "Loan") payable to the Borrower in instalments as mutually agreed upon by the parties in US$250,000 increments not to exceed US$1,000,000 per month unless agreed to by the Lender. The Loan shall be evidenced by Borrower's non-negotiable promissory note containing terms mutually agreed to by the parties.

2. Interest. The Loan shall bear interest at a rate of seven and one half percent (7,5%) per annum.

3. Term and Termination. The term of the Loan shall commence on the date of the first payment of the Loan to Borrower and will be due and payable upon the earlier of December 31, 1999 or the consummation of an equity financing for gross proceeds of at least US$10,000,000, unless extended by the Lender.

4. Notice. All notices, requests, demands and other communications required or permitted hereunder must be in writing and deemed given and effective when personally delivered or send by facsimile with confirmation of receipt or when deposited in the mail with postage prepared to the party to which the same is directed at the following addresses (or at such other addresses as will be given in writing by the parties to one another):

      To the Borrower:
                                       Marine Shuttle Operations Inc.
                                       Attention: Mr. Franz Eder
                                       4410 Montrose Boulevard
                                       Houston, Texas 77006
                                       Tel: 713-5297498
                                       Fax: 713-5293332

with copy to:                          Besner Kreifels Weber
                                       Dr. Hubert Besner
                                       Widenmayerstr. 41, 80538 Munich - Germany
                                       Tel: 49-89-2199920
                                       Fax: 49-89-21999233

To the Lender:                         ValorInvest Ltd.
                                       Attention: Mr. Pierre Besuchet
                                       29 Quai des Bergues
                                       1201 Geneva, Switzerland
                                       Tel: 41-22-7325355
                                       Fax: 41-22-7325695

with copy to:                          Michael H. Chanin, Esquire
                                       Powell, Goldstein, Frazer & Murphy LLP
                                       1001 Pennsylvania Avenue, NW., Suite 600
                                       Washington, DC 20004
                                       Tel: (202) 624-7235
                                       Fax: (202) 624-7222

5. Miscellaneous.

      (a) Assignment. The parties may not assign any rights or delegate any duties they have assumed hereunder without the prior written consent of the other party. This Agreement is personal to the parties.

      (b) Governing Law an Choice of Forum. This Agreement will be governed by and construed in accordance with the internal law of Switzerland. The parties agree that any appropriate court located in Geneva will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

      (c) Entire Agreement / Admendement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by all parties hereto.

      (d) Severability. Each of the covenants and agreements herein above contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

      (e) Captions and Section Headings. Captions and section headings used herein are for conveniece only an dare not a part of this Agreement and will not be used in construing it.

      (f) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

                                        EXECUTED AS OF MARCH 1, 1999

                                        VALORINVEST LTD.

                                        -------------------------------------
                                        By: Pierre Besuchet
                                        Title: Director and Secretary


                                        MARINE SHUTTLE OPERATIONS, INC.

                                        -------------------------------------
                                        By: Franz Eder
                                        Title: President

                         NON-NEGOTIABLE PROMISSORY NOTE
                               U.S. $6,000,000.00
                                  March 1, 1999

FOR VALUE RECEIVED, the undersigned MARINE SHUTTLE OPERATIONS, INC. ("Borrower"), does hereby promise to pay to the order of VALORINVEST LTD. ("Lender"), with offices at 29 Quai des Bergues, Geneva, Switzerland 1201, and at said offices or at such other place or places as the holder hereof may from time to time designate in writing, the principal sum of SIX MILLION AND 00/100 UNITED STATES DOLLARS (U.S. $6,000,000), or so much thereof as shall have been advanced hereunder by Lender to Borrower together with interest thereon as provided below.

      1. Interest. Interest will accrue on the outstanding principal amount of this Note at the rate of seven and one half percent (7.5%) per annum from the date of each advance, and until all amounts outstanding under this Note have been paid in full.

      2. Payments. Interest, principal and all other sums payable hereunder (collectively, the "Obligations") shall be payable, without any offset, reduction, counterclaim or recoupment whatsoever, in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and shall be due and payable as follows unless extended by the Lender:

      (a) The Obligations shall be repaid in full with the first gross proceeds from any Borrower equity financing generating at least Ten Million Dollars ($10,000,000); or

      (b) If not sooner paid (whether by acceleration or otherwise), the entire balance of the Obligations shall be due and payable on December 31, 1999, (collectively, the "Maturity Date").

      3. Advances. Upon receiving a properly executed original of this Note and upon the satisfaction of the conditions precedent to any advance as set forth herein, Lender shall make available the proceeds of the loan. Advances shall be made available in $250,000 increments upon three (3) days written notice of demand by Borrower; provided, however, that Lender is not required to advance more than $1,000,000 in any single month. Advances are limited in the aggregate to the stated principal amount of this Note; this is not a revolving line of credit. The following shall be conditions precedent to any advance hereunder (except to the extent and in the manner expressly waived by Lender, and any such conditions waived by Lender may be reimposed as a condition of subsequent advances):

      (a) Borrower shall have executed and delivered this Note to the Lender.

      (b) All representations and warranties made by Borrower in this Note shall be true, complete and correct on and as of the date of the making of any advance hereunder as though such representations and warranties were made anew on such date.

      (c) There shall not have occurred and be continuing any default in the performance or observance of any of the covenants, agreements, or conditions to be performed or observed by Borrower under this Note or in connection with any other obligations of Borrower to Lender, nor shall there have occurred and be continuing any event, condition, or circumstances which, with notice or the passage of time, or both, would constitute a breach in any material respect of any representation, covenant, or warranty by Borrower or a default under this Note or in connection with any other obligations of Borrower to Lender.

      4. Application of Payments. All payments shall be applied first on account of late charges, if any, then to Lender's costs of collection (including, without limitation, reasonable attorneys' fees and expenses), if any, then, to accrued and unpaid interest, and the balance to the reduction of principal. For the purposes of computing interest on the debt evidenced hereby, interest shall be calculated on the basis of a year consisting of three hundred sixty (360) days, and shall be charged on the basis of the actual number of calendar days that the principal amount advanced remains unpaid to the Lender.

      5. Default; Remedies. If default be made in the performance of any term, condition or covenant contained in this Note, or in connection with any other obligations of Borrower to Lender, and such default shall not have been cured under any cure provisions applicable to such default, then and in any such event, the Obligations, in their entirety, shall at once become due and payable at the option of the Lender without further notice. Failure of the Lender to exercise the option to accelerate payment in the event of any default shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      6. Prepayment. The privilege is reserved to Borrower to prepay the indebtedness evidenced hereby, in whole or in part, at any time or from time to time, without prepayment premium or penalty, provided, however, that Borrower shall provide prior written notice to Lender of the intent to prepay ten (10) business days in advance of such prepayment.

      7. Attorney's Fees. In the event counsel is employed by the Lender to enforce the provisions of this Note, Borrower shall pay upon demand reasonable attorneys' fees so incurred by Lender, and all other costs and expenses connected with such enforcement.

      8. Waivers. The Borrower hereby waives presentment, protest and demand, notice of protest and notice of dishonor of this Note.

      9. Notices. All notices hereunder shall be given in writing and shall be effective (a) five (5) days after being mailed by first class and certified or registered mail, return receipt requested, with proper postage prepaid or (b) two (2) business days after being delivered to an established over-night delivery service, with costs for "next day" delivery prepaid, addressed in either case, if to the Borrower at the address provided at the end of this Note; and addressed if to the Lender at ValorInvest Ltd., 29 Quai des Bergues, Geneva, Switzerland 1201, Attention: Mr. Pierre Besuchet, with a copy to Powell, Goldstein, Frazer & Murphy LLP, 1001 Pennsylvania Avenue, NW., Suite 600, Washington, DC 20004, attention: Michael H.

Chanin, Esquire, or in either case to such other address as such party may from time to time designate to the other by like written notice given at least ten
(10) days prior to the date such change becomes effective.

      10. Severability. In the event any provision (or any part of any provision) contained in this Note shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

      11. Successors and Assigns. This Note shall apply to and bind the Borrower and the Lender and each of their respective successors. This Note is non-negotiable and may not be assigned by Lender.

      12. Commercial Purpose. The Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and that the Borrower is a business or commercial organization. The Borrower further covenants that the loan evidenced by this Note shall be construed for all purposes as a commercial purpose loan.

      13. Time is of the Essence. Time is of the essence as to each and every provision of this Note.

      14. Governing Law and Choice of Forum. This Note will be governed by and construed in accordance with the internal laws of Switzerland. The Borrower agrees that any appropriate court located in Geneva will have exclusive jurisdiction of any case or controversy arising under or in connection with this Note and will be a proper forum in which to adjudicate such case or controversy. The Borrower expressly consents to personal jurisdiction and venue in such courts.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

      WITNESS the execution hereof by the Borrower on the date first hereinabove written, with the intent that this shall be an instrument under seal.

                                    BORROWER:

                    WITNESS: MARINE SHUTTLE OPERATIONS, INC.

                           4410 Montrose Boulevard
                           Houston, Texas 77006


                           By:                                            (SEAL)
------------------------      --------------------------------------------
Name                          Name: Franz Eder
                              Title: President

                           Bank Wiring Instructions